Exhibit 3.329
CERTIFICATE OF INCORPORATION
OF
BROWNING-FERRIS INDUSTRIES OF NEW JERSEY, INC.
To: The Secretary of State
     State of New Jersey
     THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:
     FIRST: The name of the corporation is BROWNING-FERRIS INDUSTRIES OF NEW JERSEY, INC.
     SECOND: The purpose or purposes for which the corporation is organized are:
     To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.
     THIRD: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.
     FOURTH: The address of the corporation’s initial registered office is 15 Exchange Place, Jersey City, New Jersey 07302, and the name of the corporation’s initial registered agent at such address is The Corporation Trust Company.
     FIFTH: The number of directors constituting the initial board of directors shall be three; and the names and addresses of the directors are as follows:

Names	Addresses
Tom J. Fatjo, Jr.	Fannin Bank Building
Houston, Texas 77025

Norman A. Myers	Fannin Bank Building
Houston, Texas 77025

Roger A. Ramsey	Fannin Bank Building
Houston, Texas 77025

     SIXTH: The names and addresses of the incorporators are as follows:

Names	Addresses
E. Wayne Patterson	811 Dallas Avenue
Houston, Texas 77002

Phillip D. Tucker	811 Dallas Avenue
Houston, Texas 77002

Kirk S. Hood II	811 Dallas Avenue
Houston, Texas 77002
     In Witness Whereof, we, the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 19 day of April, 1974.

E. Wayne Patterson
E. Wayne Patterson

Phillip D. Tucker
Phillip D. Tucker

Kirk S. Hood II
Kirk S. Hood II